FIRST AMENDMENT TO THE
                     MICROAGE 1994 MANAGEMENT EQUITY PROGRAM
                               AWARD AGREEMENT FOR
                               JEFFREY D. McKEEVER

                  THIS FIRST AMENDMENT to the Award Agreement dated December 14, 1993 ("Award Agreement"), is entered into by MicroAge, Inc. ("Company"), and Jeffrey D. McKeever ("Executive") pursuant to the Management Equity Plan ("MEP") under the MicroAge, Inc. Long- Term Incentive Plan ("Plan"), as of December 14, 1995.
                  WHEREAS, the Company and the Executive entered into the Award Agreement effective December 14, 1993, to enable the Executive to acquire an option to purchase Company stock by making salary deferrals; and

                  WHEREAS, the exercise price of the option to purchase Company common stock, $.01 par value ("Common Stock"), under the Award Agreement is $24.83 per share, after giving effect to a 3-for-2 stock split that was payable on January 13, 1994; and

                  WHEREAS, the closing price of the Common Stock on the Nasdaq National Market on December 13, 1995, was $8.75 per share; and

                  WHEREAS, in order to provide a meaningful incentive for the Executive under the MEP, the Compensation Committee of the Company's Board of Directors has reduced the exercise price under the Award Agreement to the current fair market value of the Common Stock.

                  NOW THEREFORE, the Executive and the Company agree as follows:

                                    1.  Paragraph  5 of the Award  Agreement  is
hereby amended and restated in its entirety as follows:
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                  5.  NUMBER OF OPTIONS  GRANTED.  In exchange  for  electing to waive the amount of compensation specified in the 1994-1996 Waiver Table in Paragraph 4, above, you are hereby granted an option to purchase the number of shares of MicroAge, Inc. Common Stock calculated pursuant to the formula below:

   (1)          TOTAL COMPENSATION WAIVED (1994-1996)             $600,000

   (2)          $600,000 (TOTAL COMPENSATION WAIVED)
                MULTIPLIED BY 3.5234933 (THE "LEVERAGING
                FACTOR")                                          $2,114,096

   (3)          COMMON STOCK CLOSING PRICE ON DECEMBER
                13, 1995 (THE "COMMON STOCK PRICE")               $8.75

   (4)          TOTAL OPTIONS GRANTED (2) / (3)                   241,611

                                    2.  Paragraphs  8,  9,  and 10 of the  Award
Agreement shall be amended by deleting the references to the number "ten" and replacing such reference with the phrase "the Leveraging Factor."

                                    3. This First  Amendment  shall be effective
as of December 14, 1995.

                                 MICROAGE, INC.


                                 By: /s/Alan P. Hald
                                     ---------------------------------------
                                 Its: Vice Chairman and Secretary
                                      --------------------------------------



                                      /s/Jeffrey D. McKeever
                                     ---------------------------------------
                                      Jeffrey D. McKeever
                                        2